Exhibit 4.2

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF SERIES A NON-CUMULATIVE NON-VOTING PREFERRED STOCK OF OPUS BANKDATE OF INITIAL ISSUANCE: SEPTEMBER 30, 2010THIS CERTIFIES THAT, for value received, a ---------(the "Holder"), is entitled to purchase, subject to the exercise and other provisions of this Amended and Restated Warrant (including any Warrants issued in exchange, transfer or replacement hereof, the "Warrant"), from Opus Bank (the "Bank") at any time prior tothe lOth anniversary of the date of initial issuance of this Warrant, up to ( )shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the "Warrant Shares") of the Bank's Series A Non-Cumulative Non-Voting Preferred Stock ("Series A Preferred Stock"), at any time and from time to time, in whole or in part, at an exercise price of $1,000.00 (subject to adjustment as provided in Section 2 hereof, the "Exercise Price") per Warrant Share. The Holder may also, at any time and from time to time, in whole or in part, exercise this Warrant pursuant to a "Cashless Exercise," as defined and provided in Section 1.3(b). This Warrant shall expire at 5:00P.M., Eastern Time, on the lOth anniversary of the date of initial issuance of this Warrant (the "Expiration Time"). This Warrant is granted in connection with and pursuant to, and is entitled to the benefits of, the Amended and Restated Stock Subscription Agreement, dated as of June 25, 2010, by and between the Bank and the Purchasers named therein, as amended by that certain First Amendment to the Stock Subscription Agreement, dated as of August 27, 2010, and that certain Second Amendment to the Stock Subscription Agreement, dated as of September 21, 2011 (collectively, the "Subscription Agreement"), and the Registration Rights Agreement related thereto (the "Registration Rights Agreement"), and is granted in exchange for and replaces the Warrant to Purchase Shares of Series A Non-Cumulative Non-Voting Preferred Stock of the Bank dated September 30, 2010 (the "Original Warrant").SECTION 1. EXERCISE OF WARRANT.hereof.1.1. Vesting. The Holder's rights under this Warrant are fully vested as of the date1.2. Exercisability. This Warrant is exercisable, at any time and from time to time, in whole or in part, as of the date hereof and until the Expiration Time; provided, however, that the5196039

Holder shall not be entitled to exercise any portion of this Warrant prior to the receipt of any required regulatory approvals or consents to the extent required. Notwithstanding the foregoing, the Bank shall not effect any exercise of the Warrant, and the Holder shall not have the right to exercise any portion of the Warrant, into Warrant Shares to the extent such exercise would result in the Holder (together with the Holder's related persons and any persons with which the Holder is acting in concert) holding Shares or other equity interests in the Bank representing in excess of 24.9% of the Total Equity of the Bank. For purposes of the preceding sentence, "Total Equity" means the GAAP carrying value of all shares of common, preferred and other equity capital of the Bank outstanding as of the date of determination.1.3. Procedure for Exercise of Warrant.(a) Cash Exercise. The Holder may exercise this Warrant in whole or in part by delivering to the Bank at any time and from time to time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the "Notice of Exercise"); (ii) cash in an amount equal to the product of (x) the Exercise Price (as this may be adjusted pursuant to Section 2 hereof), and (y) the number of Warrant Shares being purchased pursuant to such Notice of Exercise (such product, the "Aggregate Exercise Price"); and (iii) this Warrant to the following address:Opus Bank 1333 South Pacific Coast Highway Redondo Beach, CA 90277 Attention: Corporate SecretaryUpon payment in good collected funds of the Aggregate Exercise Price (rounded up to the nearest dollar) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares for all purposes, notwithstanding that the stock transfer books of the Bank may then be closed or that certificates representing such Warrant Shares have not been issued o:r delivered to the Holder.The Bank shall, as promptly as practicable after completion of the actions specified in this Section 1.3(a), cause to be executed, and shall deliver to the Holder, a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each certificate for shares of Series A Preferred Stock so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Bank shall, at the time of delivery of said certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Bank shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for shares of Series A Preferred Stock and new Warrants.(b) Cashless Exercise. The Holder hereof may elect to exercise this Warrant, in whole or in part, and to receive, without the payment by such Holder of any additional cash or- 2-

other consideration (the "Cashless Exercise"), Warrant Shares equal to the value of this Warrant or any portion hereof by surrendering this Warrant, along with the Notice of Exercise providing such number of Warrant Shares to be surrendered in the Cashless Exercise, to the address provided above in Section 1.3(a). The Bank shall then issue to the Holder such number of validly issued, fully paid and non-assessable Warrant Shares as is computed using the following formula:X= Y*(A-B) Awhere X = the number of shares of Series A Preferred Stock to be issued to the Holder pursuant to this Section 1.3(b).Y = the number of Warrant Shares to be surrendered according to the Notice of Exercise delivered to the Bank pursuant to this Section 1.3(b).A= the Market Price of one share of Series A Preferred Stock at the time the Notice of Exercise is made pursuant to this Section 1.3(b).B = the Exercise Price in effect under this Warrant at the time the Notice of Exercise is made pursuant to this Section 1.3(b).The term "Market Price" of a share of Series A Preferred Stock shall mean the fair market value of a share, which shall be, (i) at any time such security is listed or traded on any securities exchange or quoted in an over-the-counter market, (A) the last reported sale price regular way of the Series A Preferred Stock on the principal national securities exchange on which the Series A Preferred Stock is listed or admitted to trading, or, if there have been no sales reported on any day, the average of the highest bid and lowest asked prices on such exchange, or (B) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each of (A) and (B) of this paragraph, averaged over a period of the 20 consecutive trading days prior to the day as of which the Market Price is being determined, or (ii) at any time such security is not listed on any securities exchange or quoted in an over the counter market, as determined reasonably and in good faith by the Board of Directors of the Bank (the "Board"). The Holder may object in writing to the Board's determination of Market Price within seven days of receipt of written notice thereof. If the Holder and the Bank are unable to agree on the Market Price during the seven-day period following the delivery of the Holder's objection, the Appraisal Procedure may be invoked by either party to determine Market Price by delivering written notice thereof not later than the 20th day after delivery of the Holder's objection.The term "Appraisal Procedure" shall mean a procedure whereby two independent appraisers, one chosen by the Bank and one by the Holder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 15- 3-

days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers are unable to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 20 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Bank and the Holder; otherwise, the average of all three determinations shall be binding upon the Bank and the Holder. The costs of conducting any Appraisal Procedure shall be borne equally by the Bank and the Holder.Upon receipt of the executed Notice of Exercise by the Bank, the Holder shall be deemed to be the holder of record of such Warrant Shares to be issued pursuant to the Cashless Exercise, notwithstanding that the Bank's stock transfer books may be closed or that certificates representing such Warrant Shares have not been issued or delivered to the Holder, provided, however, that in the event the Appraisal Procedure has been invoked in connection with a dispute regarding the Market Price, then the Holder shall be deemed to be the holder of record of the number of Warrant Shares that it would own if the Bank were to prevail in the Appraisal Procedure, pending the outcome of such proceeding, and the Bank shall deliver to the Holder, upon receipt of the executed Notice of Exercise, and, if applicable, following the outcome of the Appraisal Procedure, the number of Warrant Shares necessary to effect the foregoing.The Bank shall, as promptly as practicable after completion of the exercise of the Warrant as specified in this Section 1.3(b), cause to be executed, and delivered to the Holder exercising such Warrants, a certificate representing the aggregate number of Warrant Shares calculated pursuant to the Cashless Exercise formula described above. Each certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Bank shall, at the time of delivery of said certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Bank shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for shares of Series A Preferred Stock and new Warrants.SECTION 2. ADJUSTMENTS2.1. Adjustments and Other Rights. The Exercise Price and the number of Warrant Shares issuable shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 2.1 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 2.1 so as to result in duplication:- 4-

(a) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Bank shall (i) declare and pay a dividend or make a distribution on its Series A Preferred Stock in shares of Series A Preferred Stock, (ii) subdivide or reclassify the outstanding shares of Series A Preferred Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Series A Preferred Stock into a smaller number of shares, the number of Warrant Shares issuable at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of shares of Series A Preferred Stock which such Holder would have owned or been entitled to receive in respect of the shares of Series A Preferred Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable determined pursuant to the immediately preceding sentence.(b) Adjustments for Certain Dividends and Distributions. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of Series A Preferred Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, additional stock or other securities, assets or property (other than ordinary cash dividends or dividends paid or payable in shares of Series A Preferred Stock, but including extraordinary cash dividends or distributions) of the Bank by way of dividend or distribution (other than as part of its dissolution, liquidation or the winding up of its affairs), then and in each case, the Exercise Price in effect prior to such record date (or if there is no record date, the date of receipt of such dividend or distribution) shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to such reduction by the quotient of (i) (A) the Market Price of the Series A Preferred Stock on the last trading day preceding the first date on which the Series A Preferred Stock trades regular way on the principal national securities exchange on which the Series A Preferred Stock is listed or admitted to trading without the right to receive such distributions (or, if the Series A Preferred Stock is not so listed or admitted to trading, the Market Price of the Series A Preferred Stock on the last day prior to the record date for such dividend or distribution), minus (B) the amount of cash and/or the Fair Market Value of the additional stock or other securities, assets or property to be so distributed in respect of one share of Series A Preferred Stock, divided by (ii) such Market Price specified in clause (i) (A); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Warrant Shares issuable shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable before such adjustment and (2) the Exercise- 5-

Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. "Fair M arket Value" means, with respect to any additional stock or other securities, assets or property, the fair market value of such additional stock or other securities, assets or other property as determined by the Board, acting in good faith. For so long as the Holder holds this Warrant or any portion thereof, it may object in writing to the Board's calculation of fair market value within 10 days of receipt of written notice thereof. If the Holder and the Bank are unable to agree on the fair market value during the 10-day period following the delivery of the Holder's objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Holder's objection.(c) If any event shall occur as to which the provisions of this Section 2.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase right represented by this Warrant in accordance with the essential intent and principles of Section 2.1, then, in each such case, the Board shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 2.1 necessary to preserve, without dilution, the purchase right represented by this Warrant.(d) Upon exercise of the Warrant, the Holder will receive shares of Series A Preferred Stock that will have a "Conversion Rate" (as such term is defined in the Bank's Articles of Incorporation (the "Articles of Incorporation")). The Conversion Rate with respect to such shares of Series A Preferred Stock shall reflect any adjustments to the Conversion Price (as such term is defined in the Articles of Incorporation) pursuant to the Articles of Incorporation that may occur between the Issue Date and when shares of Series A Preferred Stock are issued to the Holder pursuant to the exercise of this Warrant.2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in a Warrant Share shall be taken into account to the nearest 1/lOth of a Warrant Share. In no event, however, shall fractional interests or scrip representing fractional interests be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Market Price per share of Series A Preferred Stock.(c) When Adjustment Not Required.- 6-

(i) If the Bank shall establish a record date for the determination of the holders of record of Series A Preferred Stock for the purpose of entitling such holders to receive a dividend payable as provided in Section 2.1(a) and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment under Section 2.1(a) shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.(ii) Notwithstanding anything herein to the contrary, no adjustment under Section 2.1 need be made to the Exercise Price and/or the number of Warrant Shares, as the case may be, unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price and/or the number of Warrant Shares, as the case may be, then in effect. Any lesser adjustment(s) shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Exercise Price and/or the number of Warrant Shares. Notwithstanding the foregoing, all such carried-forward adjustments shall be made in connection with any exercise of the Warrant.(d) Officers' Certificate Setting Forth Exercise Price Adjustment. Upon any increase or decrease in the Warrant Shares or the Exercise Price, as the case may be, pursuant to Section 2.1, the Bank promptly shall deliver to each Holder an officers' certificate signed by two duly authorized officers of the Bank ("Officers' Certificate") describing in reasonable detail the event requiring the increase or decrease in the Exercise Price and the method of calculation thereof and specifying the increased or decreased Warrant Shares or Exercise Price, as the case may be, in effect following such adjustment.2.3. Consolidation, Merger and Sale of Assets.(a) In the event of (i) any consolidation or merger of the Bank with or into another Person or any merger of another Person (as defined below) with or into the Bank (other than a consolidation or merger in which the Bank is the resulting or surviving Person and which does not result in any reclassification or change of outstanding common stock of the Bank ("Common Stock")), (ii) a reorganization into a bank holding company form of organization ("Holding Company Reorganization"), (iii) any sale, lease or other disposition to another Person of all or substantially all of the assets of the Bank (computed on a consolidated basis), (iv) any statutory share exchange, spin off or split off involving the Bank, or (v) a reorganization or reclassification of the Series A Preferred Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or a combination) (any of the foregoing, a "Corporate Change Transaction"), then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of capital stock and other securities, cash or other property (and upon the same- 7-

terms and with the same rights) as would have been distributed to the Holder upon consummation of such Corporate Change Transaction had the Holder exercised this Warrant immediately prior to the occurrence of such transaction (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment. If any Corporate Change Transaction set forth in this Section 2.3(a) results in a cash distribution in excess of the Exercise Price provided by this Warrant, then the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case, the Bank or its successors and assigns shall, upon distribution to such Holder, deduct the Aggregate Exercise Price from the cash payable to such Holder in full payment of the Exercise Price, and pay the balance of the distribution to such Holder. For purposes of this Section 2.3, "Person" shall mean an individual, partnership, association, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.(b) Notwithstanding anything herein to the contrary, the Bank will not effect, and will not permit its subsidiaries to effect, any Corporate Change Transaction unless prior to the consummation thereof, every Person that may be required to deliver any shares of capital stock, other securities, cash or property upon the exercise of this Warrant shall agree by an instrument in writing to be bound by this Warrant and to deliver such shares of capital stock, other securities, cash or property to the Holder pursuant to the terms hereof. In the event of any Corporate Change Transaction as a result of a Holding Company Reorganization, any such newly formed bank holding company (the "Holding Company") shall as a condition to completing the Holding Company Reorganization, be required to issue to the Holder a new warrant ("New Warrant") in exchange for this Warrant. The New Warrant shall have terms, conditions and covenants that are substantially identical to the terms, conditions and covenants of this Warrant, including (i) an exercise price equal to the Warrant's then applicable Exercise Price and (ii) providing that the New Warrant shall be exercisable for an equivalent number of underlying shares of the Holding Company's preferred stock (or such other Holding Company capital stock that was issued by the Holding Company to the holders of Series A Preferred Stock upon completion of the Holding Company Reorganization) as the number of Warrant Shares that remain unexercised immediately prior to the date the Warrant is exchanged for the New Warrant all in accordance with Section 2.3(a). The term of the New Warrant shall be the length of time that remains with respect to the term of the Warrant immediately prior to the exchange for the New Warrant. The Holder and the Bank shall work in good faith to cause the exchange of the Warrant for the New Warrant upon a Holding Company Reorganization as contemplated by this Section 2.3(b). Upon exchange of the Warrant for the New Warrant, this Warrant shall be cancelled and be of no further force or effect.(c) The foregoing provisions of this Section 2.3 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise or exchange of this Warrant.- 8-

2.4. Covenants. The Bank covenants and agrees as follows:(a) This Warrant has been duly authorized and validly issued, is not subject to assessment and has not been issued in violation of any preemptive rights. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued, will not be subject to assessment and will not be issued in violation of any preemptive rights.(b) The Bank represents, warrants and covenants that during the entire period this Warrant is outstanding and any part thereof remains unexercised, it has reserved and will at all times maintain and reserve a sufficient number of its authorized and unissued shares of Series A Preferred Stock to provide for the issuance of Series A Preferred Stock upon the exercise of this Warrant in full.(c) The Bank shall not effect any action, including closing its books against the transfer of this Warrant or of any shares of Series A Preferred Stock issuable upon exercise of this Warrant in any manner, that interferes with the timely exercise of the Warrant in accordance with the express terms of this Warrant and the Subscription Agreement.(d) The Bank shall assist and cooperate with the Holder in making any required regulatory filings or obtaining any required regulatory approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Bank).(e) The Bank shall not alter, amend or repeal the prov1s1ons of Article FOURTH paragraph (D)(vii) of the Articles of Incorporation in a manner adverse to the Holder without the prior written consent of the Holder.SECTION 3. OWNERSHIP AND TRANSFER.3.1. Ownership. The Bank may deem and treat the person in whose name this Warrant is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Bank) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Bank for registration of transfer in accordance with its terms.3.2. Replacement. Upon receipt by the Bank of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Bank will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Bank upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Bank shall- 9-

pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.3.3. Restrictions on Transfer.(a) The Holder understands, acknowledges and agrees that this Warrant and the Warrant Shares for which it is exercisable have not been, and the Warrant and the Warrant Shares for which it is exercisable (except as may be set forth in the Registration Rights Agreement with respect to the Warrant Shares) will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws, and may only be sold, offered for sale, pledged, hypothecated, transferred, assigned or otherwise disposed of in compliance with the then applicable resale requirements of the 1933 Act.(b) Subject to the provisions of this Section 3.3, this Warrant is transferable, in whole or in part, when the Holder shall surrender this Warrant with a properly executed assignment to the Bank at its principal office (or any other such office or agency as identified by the Bank) whereupon the Bank will forthwith issue and deliver, upon the order of the Holder, a new Warrant, registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Holder representing the right to purchase the number of Warrant Shares not being transferred.SECTION 4. MISCELLANEOUS.4.1 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Bank prior to exercise of this Warrant, and then only as to the Warrant Shares issuable as a result of such exercise of the Warrant. No Holder of a Warrant shall have liability or obligation as a shareholder as a result of holding this Warrant.4.2 Holder Entitled to Benefits of Other Agreements. This Warrant has been issued pursuant to the Subscription Agreement. The Holder of this Warrant is entitled to the benefits of the Subscription Agreement and the Registration Rights Agreement.4.3 No Dilution or Impairment. The Bank will not, by amendment of the Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Bank (a) will take all such action as may be necessary or appropriate in order that the Bank may validly and legally issue fully paid and non-assessable shares of Series A Preferred Stock upon the exercise of all- 10-

Warrants at the time outstanding, and (b) will take no action to amend the Articles of Incorporation or bylaws that would change to the detriment of the holders of Series A Preferred Stock (whether or not any Common Stock be at the time outstanding) the dividend or voting rights of the Series A Preferred Stock.4.4 Amendment and Waiver. This Warrant may only be modified or amended and any provision hereof only may be waived by a writing executed by the Bank and upon the written consent of the Holders.4.5 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.4.6 Governing Law, etc. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Any action or proceeding with respect to this Warrant shall be brought exclusively in any federal court in New York, New York. The parties waive any right to a jury trial.4.7 Amendment and Restatement. This Warrant amends and restates in its entirety the Original Warrant.4.8 Entire Agreement. This Warrant, the Subscription Agreement, the Articles of Incorporation and the Registration Rights Agreement, and any other documents and instruments referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersede all prior arrangements or understandings with respect thereto, written or oral.[Signature page follows]- 11-

IN WITNESS WHEREOF, the Bank has caused this Amended and Restated Warrant to be signed by its duly authorized officer on this 21st day of September, 2011.OPUS BANKBy: Narne: Stephen H. Gordon Title: President and Chief Executive Officer[Signature Page to Amended and Restated Warrant of _

SCHEDULE ANOTICE OF EXERCISE OF AMENDED AND RESTATED WARRANT TO PURCHASE SERIES A NON-CUMULATIVE NON-VOTING PREFERRED STOCK OF OPUS BANKTo: Opus Bank(1) The undersigned, the registered owner of this Amended and Restated Warrant, hereby:(i) irrevocably elects to exercise the purchase rights represented thereby for, and to acquire as set forth in Section 1.3(a) thereunder, shares of Series A Preferred Stock and herewith makes payment of $ therefore, or(ii) irrevocably elects to exercise without payment therefor the rights represented thereby to receive shares of Series A Preferred Stock, calculated and made pursuant to the Cashless Exercise formula set forth in Section 1.3(b) thereunder;(2) The undersigned requests that the certificates evidencing such shares of Series A Preferred Stock be issued in the name of and be delivered to:Name: Address:Social Security or Tax I.D. Number: -------------------and if such shares of Series A Preferred Stock shall not be all of the Warrant Shares purchasable hereunder, that a new Warrant of like tenor for the balance of the Warrant Shares purchasable hereunder be delivered to the undersigned.(3) The undersigned confirms that the shares of Series A Preferred Stock received pursuant to this Notice of Exercise are being acquired for the account of the undersigned for investment onlyA-1 and not with a view to, or in connection with, the distribution thereof and that the undersigned has no present intention of distributing such shares of Series A Preferred Stock received.Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Amended and Restated Warrant to Purchase Shares of Series A Preferred Stock of Opus Bank.Dated: NAME OF HOLDER--------- By:Name: Title:SUBSTITUTE FORM W-9Under the penalties of perjury, I certify that:(1) the Social Security Number or Taxpayer Identification Number given above is correct; and(2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."Signature!: _ Date: _1 If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.A-2